

KEY MINING CORP.

Investor Presentation

April 2026

Disclaimers and Other Important Information

Disclaimers and Other Important Information

This presentation (this "Presentation") is being furnished to you (any such recipient, together with its subsidiaries and affiliates, the "Recipient") by Compass Digital Acquisition Corp., a Cayman Islands exempted company ("CDAQ"), Titan Holdings Corp., a Delaware corporation and wholly-owned subsidiary of CDAQ ("Pubco"), and Key Mining Corp., a Delaware corporation (the "Company", "Key Mining", or "KMC," and together with CDAQ and Pubco, the "Parties") solely for informational purposes in connection with a proposed business combination among the Parties and related transactions (the "Business Combination" and, together with the proposed private placement of securities of CDAQ or Pubco (the "PIPE Offering"), the "Transactions"). By viewing this Presentation, the Recipient will be deemed to have agreed to the obligations and restrictions set out below.

This Presentation and any oral statements made in connection with this Presentation do not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any proxy, vote, consent or approval in any jurisdiction, in connection with the Transactions, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any other solicitation or offering of securities shall be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. The communication of this Presentation is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation.

No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, completion, revision, verification and further amendment. None of the Parties or their respective affiliates has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise.

No Party nor any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, "Representatives") makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the Recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation as to the past or future performance. To the fullest extent permitted by law, none of the Parties nor any of their Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, the information contained herein does not purport to contain all of the information that may be required to evaluate the Transactions. The information contained in this Presentation is provided as of the date hereof and may change, and none of the Parties nor any of their Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete. The general explanations included in this Presentation cannot address, nor is intended to address, your specific investment objectives, financial situations or financial needs.

Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with any Party or their respective Representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Parties and each of the Transactions. Recipients of this Presentation should read the definitive documents for the Business Combination and make their own evaluation of the Parties and the Business Combination and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.
You are urged to request any additional information you may consider necessary or desirable in making an informed investment decision. You (and your Representative, if any) are invited, prior to the entry into any definitive documentation with respect to the consummation of the Business Combination, to ask questions of, and receive answers from, the Parties concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein.

Forward-Looking Statements

This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Parties and the Transactions, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding CDAQ, KMC, Pubco, the Transactions and statements regarding the anticipated benefits and timing of the completion of the Transactions; the Parties' goals and growth strategies; the Parties' future business development, results of operations and financial condition; the Parties' ability to compete successfully with their competitors; government policies and regulations relating to the Parties' operations; general economic and business condition; the Parties' ability to attract and retain qualified senior management personnel and employees; Pubco's listing on an applicable securities exchange; expected operating costs of the Parties' and their subsidiaries; the satisfaction of closing conditions to the Transactions; and expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "potential," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions.

Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation, including, but not limited to: the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of Pubco's or CDAQ's securities; the risk that the Business Combination may not be completed by CDAQ's business combination deadline; the failure by the Parties to satisfy the conditions to the consummation of the Business Combination, including the approval of CDAQ's shareholders; the risk that the Parties' will not be able to raise the anticipated PIPE Offering financing that they are seeking in connection with the Business Combination or that the terms of such financing will be on less desirable terms and conditions they currently anticipate;

Disclaimers and Other Important Information (cont'd)

the risk that the Parties fail to realize the anticipated benefits of the Transactions; the risk that the redemptions of CDAQ's public shareholders may reduce the public float of, reduce the liquidity of the trading market of, the securities of CDAQ; the failure to obtain or maintain the listing of Pubco's securities on any securities exchange after closing of the Business Combination; costs related to the Transactions and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco's anticipated operations and business; risks related to increased competition in the industries in which KMC operates; risks that after consummation of the Business Combination, the Parties experiences difficulties managing their growth and expanding operations; the outcome of any potential legal proceedings that may be instituted against CDAQ, KMC, Pubco or others following the announcement of the Business Combination; and those risk factors discussed in documents of CDAQ, Pubco or KMC filed, or to be filed, with the Securities and Exchange Commission ("SEC").

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the final prospectus of CDAQ dated as of October 14, 2021 and filed by CDAQ with the SEC on October 18, 2021, CDAQ's Quarterly Reports on Form 10-Q, CDAQ's Annual Reports on Form 10-K and the registration statement on Form S-4 and proxy statement/prospectus that has been filed by CDAQ, Pubco and KMC, and other documents filed by CDAQ, Pubco, and KMC from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that none of the Parties presently know or that the parties currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the Parties or any of their Representatives assumes any obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the Parties or any of their Representatives give any assurance that any Party will achieve its expectations. The inclusion of any statement in this Presentation does not constitute an admission by CDAQ, KMC, Pubco or any other person that the events or circumstances described in such statement are material.

Non-GAAP Financial Measures

This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principles ("GAAP"), including, but not limited to, earnings before interest, taxes, depreciation and amortization ("EBITDA") and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and, therefore, such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing KMC's financial results. Therefore, these measures, and other measures that are calculated using such non-GAAP measures, should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that CDAQ's, Pubco's and KMC's presentation of these measures may not be comparable to similarly titled measures used by other companies. CDAQ, Pubco and KMC believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to KMC's financial condition and results of operations. CDAQ, Pubco and KMC believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in KMC, and in comparing KMC's financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining financial measures. Please refer to footnotes where presented on each page of this Presentation or to the tables therein for a reconciliation of these measures to what KMC believes are the most directly comparable measure evaluated in accordance with GAAP. Certain monetary amounts, percentages and other figures included in this Presentation have been subject to rounding adjustments. The presentation of such non-GAAP measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that KMC's future results and cash flows will be unaffected by other unusual or nonrecurring items. It is expected the variability of these items could have a significant impact on the reported GAAP financial results.

Industry and Market Data

All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

Disclaimers and Other Important Information (cont'd)

Trademarks and Intellectual Property
All trademarks, service marks, and trade names of any Party or their respective affiliates used herein are trademarks, service marks, or registered trade names of such Party or its respective affiliate, respectively, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any Party, or an endorsement or sponsorship by or of any Party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any Party or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

Additional Information and Where to Find It
In connection with the Business Combination, CDAQ, Pubco and KMC have filed relevant materials with the SEC, including a registration statement on Form S-4, which includes a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CDAQ shareholders. CDAQ and Pubco will also file other documents regarding the Transactions with the SEC.

Before making any voting or investment decision, investors, shareholders and other interested persons of CDAQ are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with Transactions carefully and in their entirety as they become available because they will contain important information about the Transactions.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CDAQ through the website maintained by the SEC at www.sec.gov.

The documents filed by CDAQ, Pubco, and KMC with the SEC also may be obtained free of charge, once available, on the SEC's website at www.sec.gov or by directing a request to: Compass Digital Acquisition Corp., 195 US HWY 50, Suite 207, Zephyr Cove, NV 89448, or upon written request to info@keyminingcorp.com respectively.

Participants in Solicitation
CDAQ, Pubco, KMC and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from CDAQ's shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of CDAQ securities are, or will be, contained in CDAQ and Pubco's filings with the SEC. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of CDAQ's shareholders in connection with the Business Combination, including and the names and interests of KMC and Pubco's directors and executive officers, is set forth in the proxy statement/prospectus included in the Form S-4 for the Business Combination, which has been filed by CDAQ, Pubco, and KMC with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Introductions

KEY MINING CORP.

COMPASS DIGITAL ACQUISITION CORP.



Cesar Lopez
Founder, CEO, and Director

- Serial mining entrepreneur
- 25 years of experience in exploration stage mining in multiple countries

NEW ENERGY METALS CORP.

AQM COPPER INC.



John Ryan
Founder & VP Corp Affairs

- Senior executive and director of multiple publicly listed mining companies
- Previously Founder & Director of Fermi Uranium

GOLD EXPRESS MINES

fermi uranium corp.



Thomas Hennessy
CEO & Director

- Repeat SPAC Sponsor
- President of Hennessy Capital Group
- Previous public director roles

HENNESSY CAPITAL

ADIA

equity international

Porch Group

CREDIT SUISSE



Nick Geeza
CFO

- Repeat SPAC CFO
- Prior management roles at Capital Preferences and US Bank Capital Markets

HENNESSY CAPITAL

CapitalPreferences

usbank

J.P.Morgan

Critical Minerals Thesis

Critical Minerals Power the Modern Economy

- Semiconductors
- Defense
- Magnets
- Manufacturing
- Communications
- Renewables

Strong and Sustained Demand Growth[1]

Global Critical Minerals Market ($B)


2024
$328B
~7.5% CAGR
2032
$587B

Highly Concentrated and Vulnerable Supply Chain[2]

World Rare Earth Production & Reserves (2024)


Rest of the World, 19%
United States, 12%
China, 69%

Increased Government Focus on Critical Mineral Security

2025	**Trump Executive Order 14241**	Directs "Immediate Measures to Increase American Mineral Production"
2025	**Trump Executive Orders 14156 & 14154**	Mandate expanded domestic exploration, processing, and supply-chains
2024	**U.S. Critical Minerals Strategy**	National plan to secure reliable critical mineral supplies domestically
2022	**Inflation Reduction Act**	Targeted tax credits, grants, and incentives to boost U.S. production

1) Source: DataM Intelligence Report 2024
2) Source: US Geological Survey – Mineral Commodity Summaries 2025

Investment Highlights

Global Critical Minerals & Infrastructure Company

Multi-jurisdiction strategy acquiring high-value critical mineral assets across the US, Chile, and select countries

Flagship Titanium Project

100% owned Cerro Blanco Titanium Project in Chile ranks among the world's top rutile deposits, supported by extensive technical work and a completed S-K1300

Water Desalination Project

Nearing ready-to-build status with advanced-stage permitting supporting the Titanium project and enabling third-party offtake revenue

US Critical Minerals Project

100% owned copper exploration claims in Arizona, strategically located adjacent to a brownfield, PEA-stage open-pit copper project

Differentiated Acquisition Pipeline

Proprietary relationships and access to high-quality mining assets globally, enabling a scalable M&A growth model

Proven Management Team

Top leadership with decades of global mining exploration, development, and M&A experience across multiple successful projects and jurisdictions

Proposed Transaction Overview

BUSINESS COMBINATION

- CDAQ intends to complete a proposed business combination (the "Business Combination") with Key Mining Corp. ("KMC", or "Key Mining"), a global critical minerals and infrastructure company with 100% ownership of the Titanium Project and Water Desalination Project (collectively, the "Cerro Blanco Project") in the Atacama Region of Chile.
- The Business Combination is targeted to close in 1H 2026, subject to the satisfaction of customary closing conditions.

VALUATION

- The Business Combination values KMC at a pre-money equity value of $230M and implies a pro forma combined enterprise value of approximately $303 million.[1]
- Existing KMC shareholders (including holders of KMC options and warrants) will roll 100% of their equity as part of the Business Combination.

CAPITAL STRUCTURE

- The Business Combination will be funded by a combination of CDAQ cash held in trust, proceeds from potential transaction financing, and common stock received by KMC shareholders.
- Following the Business Combination, the combined company is expected to have approximately $15 million net cash on the balance sheet to fuel growth.[1]

1) See assumptions on slide 39, including $20M in gross proceeds from remaining CDAQ trust account proceeds after redemptions and anticipated PIPE Offering

Contents



Cerro Blanco Titanium Project, Atacama, Chile

KEY MINING CORP.

Aiming to build a leading global mining platform by acquiring, advancing, and developing critical mineral & infrastructure assets throughout the Americas

KMC Project Portfolio
Advancing Critical Minerals Projects in US & Chile


Atacama, Chile
Santiago, Chile
(Capital)

100% Owned Titanium Project

- Cerro Blanco Titanium Project – Atacama, Chile
- S-K1300 compliant Measured & Indicated Resource of 107Mt at 1.78% TiO_2

Water Desalination Project

- Cerro Blanco Water Desalination Project – Atacama, Chile
- Advanced Permitting Stage, Near Ready-to-Build status with multiple offtake agreements currently in progress


Arizona, USA

100% Owned Arizona Copper Exploration Project

- Fire Claims – Yavapai County
- Adjacent to PEA-level "Zonia Project" Owned by Edge Copper

Source: Company Materials

KMC at a Glance

Global Critical Minerals

Key Mining focuses on acquiring, advancing, and developing critical mineral assets across the Americas.

Experienced Leadership Team

Experienced management team with decades of international mining success, positioned to execute Key Mining's expansion and acquisition strategy.

Flagship Titanium Asset

Key Mining is advancing its 100%-owned Cerro Blanco Titanium Project in Chile, supported by extensive technical work and a completed S-K1300

Advanced Permitting Stage Water Desalination Project

Near Ready-to-Build (RTB) Water desalination project in advanced permitting stage supports Cerro Blanco Titanium Project development and draws strong interest from third-party offtakers.

Cerro Blanco Titanium Project

#10
Rutile Deposit Worldwide

2,830k tons
Contained TiO_2

26,865m
Historical Drilling Completed

Q1 2029
Production Target

Water Desalination Project

Q1 2029
Estimated Plant Commissioning

440l/s
Planned Desalination Volume

Near RTB
Current Status

<20km
From KMC's Titanium Project

Critical Minerals Asset Acquisition Pipeline

- Growing project pipeline with recently acquired Arizona Copper Project
- Proven ability to advance critical mineral assets with government support for fast-track permitting

Source: S&P Global Market Intelligence Report as of 2022

KMC Management Team

Top Leadership with Decades of Global Mining Expertise



CESAR LOPEZ

Founder, CEO, and Director

Mining Attorney, M.Sc. Min. Econ., partner at Lopez & Ashton with over 25 years experience in exploration & mining. Former CEO/Founding Partner of AQM Copper, Centenario Copper Corp., Aegean Metals Corp., and White Mountain Titanium Corp.



ENRIQUE CORREA

Founder & Chile Country Manager

Chilean lawyer with over 25 years of experience in banking and retail finance in South America. Previously served as General Counsel/Compliance Officer of Scotiabank Chile and as CEO for an exploitation copper mining company in Cerro Negro, Atacama, Chile.



JOHN RYAN

Founder & VP Corporate Affairs

Senior executive and director of many publicly listed resource companies in the U.S., Canada, the UK, and Australia. Mr. Ryan holds a B.S. in Mining Engineering from the University of Idaho and a J.D. from Boston College Law School.



REINALDO REYES

Project Manager

Mining engineer with over 25 years experience in exploration, mine planning and construction. Development of metallurgical, conceptual, pre-mining projects, feasibility, start-up and operation planning. Track record of success with majors including SQM.



HOWARD CROSBY

Founder & Director

Officer and director of several private and public mining companies during his career, including Cadence Resources, High Plains Uranium, US Silver, and Western Goldfield.



MATIAS LARRAIN

Water Desalination Project Manager

Previously worked with Keepex SpA, a Chilean company specializing in desalination systems, water treatment, and environmental solutions.

Note: John May (Independent Director, fellow of the Institute of of Chartered Accountants in the UK) not pictured

Contents



Proposed Maritime Works
(intake, pump and pipeline to water
desalination plant) Atacama, Chile

Investing in Chile
Stable Economy with Low Geopolitical Risk

KMC

Pro-Business Policies

US Free Trade Agreement allows zero tariffs on trade in goods between the US and Chile

Chile imposes no capital controls or foreign ownership restrictions and ranks #1 in Latin America on the Heritage Economic Freedom Index

Only Latin American country rated A/A2 by S&P and Moody's

Chile is the Premier Investment Destination in Latin America

- **Open economy**, supported by **trade agreements with the most relevant economies** around the globe
- **Highest GDP per capita in Latin America**, with an average GDP growth of 3.2% for the last 20 years
- **Strong and independent institutions**, high levels of transparency and protection of property rights
- **OECD member since 2010** – **the first South American country to be part of the organization** and the only one until the inclusion of Colombia in 2020

US-Chile Critical Minerals Declaration (March 2026)



President José Antonio Kast meeting with US Under Secretary of State Christopher Landau (March 2026)

The US and Chile signed a critical minerals joint declaration on President Kast's first day, establishing bilateral consultations and signaling a pro-investment shift

EXIM and DFC have been directed to back upstream critical mineral projects, with $14.1B and over $1B already committed or in pipeline

Source: World Bank, Chile Government, DLA Piper

Mining and Infrastructure in Chile
Globally Recognized Ethical Mining Hub for Multinationals

Chile - A Tier 1 Mining Jurisdiction

Mining rights are granted under the Chilean Mining Code and treated as real property, providing strong legal protection

Environmental approvals run through the SEIA system established by Law 19.300 and administered by the Environmental Evaluation Service (SEA)

Chile's mining sector drives the economy, contributing ~18% of GDP and over 50% of exports

Water, land and environmental approvals follow well defined processes with clear sequencing for developers

Chile's permitting timelines remain competitive for well prepared and proactively managed projects

Hub For Mining Giants With Major Investments

Company	Market Cap (as of 7th April 2026)	Commodity
BHP Group	US$180B	Copper
Rio Tinto	US$160	Copper
Newmont Corp	US$124	Gold and Copper
Freeport-McMoRan	US$87	Copper
Glencore	US$87	Copper
Barrick Mining	US$70	Gold and Copper
Anglo American	US$47	Copper
Teck Resources	US$26	Copper
Sociedad Quimica y Minera de Chile	US$21	Lithium, Potassium, Iodine, Specialty Chemicals
Lundin Mining	US$21	Gold and Copper

Source: Company Materials & Factset Market Data as of 7th April 2026, BNP Paribas Economic Research

Contents



Core Shack, Cerro Blanco Titanium Project
The Atacama, Chile

Cerro Blanco Titanium Project
Asset Overview

10th Largest rutile deposit in the world

EIS Permitted
(Mine, Plant, Water Desalination Plant, Pipeline, and Power Transmission Lines)

- **100% owned** by Key Mining in designated Mining District[1]
- S-K1300 compliant Measured & Indicated Resource of **107Mt at 1.78% TiO_2**
- Mining infrastructure with access to **roads, energy, water and port**
- 157 boreholes, with a total of 26,895 meters drilled historically
- Metallurgical test work, drillhole database, and engineering studies completed
- US based management with proven track record.
- **Technical team on ground in Chile**

Cerro Blanco Titanium Project Resource Estimate

Category	TiO_2 % cutoff	K mt	TiO_2 %	Contained TiO_2 (t)
Measured & Indicated	1.00%	106,841	1.78	1,898,200
Inferred	1.00%	67,614	1.38	932,300
Total		174,455		**2,830,500**



Thomas Hennessy (CDAQ's CEO) at Cerro Blanco Titanium Project

Source: EIS Permit Cerro Blanco 2015, S-K1300 Cerro Blanco 2025; S&P Global Market Intelligence
1) 23 of the 52 concessions are subject to a 2% NSR with a buyout right in favor of the Company

Investment Highlights
100% Ownership of a High-Grade Rutile Deposit

High-Grade Rutile

- Cerro Blanco is the 10th largest rutile deposit in the world[1]

EIS Permitted Project

- Environmental Impact Study (EIS) Permit includes permit to build mine, plant, power transmission lines and water desalination plant

Commercially Viable Grade & Recoveries

- Recoveries ranging from 75% to as high as 95% of TiO_2

100% Owned in Mining District

- 10,537-hectare property package in designated mining area
- Simplified landowner negotiations

Extensive Work Completed

- Drilling (26,865m), metallurgical testing, & engineering complete – simplifying future property development

Pilot Plant Program Underway

- Metallurgy program underway at pilot plant with SGS Lakefield, Toronto

Non-Binding MOU with Nippon Mining

- Non-Binding Memorandum of Understanding with Chilean Subsidiary of Nippon Mining for the potential offtake of Titanium Concentrate

Attractive Infrastructure

- Existing mining district with available water, roads, ports, railroad, and power

Source: S&P Global Market Intelligence Report 2022, Cerro Blanco S-K 1300, MOU with JX Nippon Mining & Metals Exploration Chile ltda and Company Materials

Rutile – Purest Source of Titanium
High-Value Critical Mineral with Structural Supply/Demand Gap

Rutile – A Strategic Critical Mineral

- **Essential titanium feedstock** for aerospace alloys, defense systems, and advanced manufacturing
- **Highest TiO_2 purity** versus ilmenite or synthetic alternatives, lower processing cost and emissions
- **Structural supply deficit** as legacy mines deplete and few new projects advance
- **Strategic mineral** with rising Western reshoring and defense procurement focus

Average Global Rutile Price (US$/t)



$1,161
$1,278
$1,518
$1,486
$1,410
$1,469
2020
2021
2022
2023
2024
2025

Primary Uses of Titanium



TiO_2 Pigment
- Paints & Dyes
- Plastics
- Paper



Welding Flux
- Ship Building
- Piping
- Steel Fabrication



Titanium Metal
- Aerospace
- Defense
- Biotech

Natural Rutile Represents <5% of Global Titanium Feedstock but Commands Premium Pricing

Feedstock	Overview	TiO_2 Content	Energy Intensity	Cost Sensitivity
Natural Rutile (TiO_2)	Highest-quality feedstock naturally available	92–95%	Low	Low
Synthetic rutile	Engineered Ilmenite (Generates 0.7 tons of waste per ton of product)	88–95%	High	High
Ilmenite ($Fe^{II}TiO_3$)	Abundant but requires extensive processing and cost layering	58-62%	Extreme	Extreme

Source: Maia Global Nature Rutile Market Research Report 2025, Iluka Resources, US Geological Services

Project Timeline
Critical Work Completed and Upcoming Milestones

2005–2012

- **Drilling Campaign** 131 drill holes of over 20,000 meters
- **NI 43-101** by Thomas A. Henricksen (January 2008)
- **Soil Mechanics & Topography Study** (AMEC, Rock Blast 2012)
  - Metallurgical studies done by TZMI
  - Tailings prefeasibility Report by AMEC
  - Technical Reports including Pre-Feasibility Study

2013–2015

- **NI 43-101** by Behre Dolbear (July 2013)
- **Environmental Impact Assessment (EIS) approval** (May 2015)

2023–2024

- **Acquisition of Cerro Blanco Project by Key Mining** (May 2023)
- **S-K 1300 Resource Estimate** (Resource Development & Associates, August 2023)
- **Geological modeling** (August – September 2023)

2025

- **Metallurgical Study Complete** (Pilot Plant at SGS Lakefield Q4 2025)
- **Updated EIS Permit** & **Maritime Concession (pending approval)**
- **Secured Easements** for Mining and Water Desalination Plants

2027

- **Drilling Campaign**
- **Complete S-K 1300 Compliant Feasibility Study**

2029

- **Production Goal** (Q1 2029)



Hernan Soza, geologist at Cerro Blanco Project, Atacama III, Chile

Source: Internal Company Materials

Illustrative Project Economics
Cerro Blanco Titanium Project

Illustrative Project Summary & Key Assumptions[1]

Estimated Development Cost
$180–220M

Estimated Rutile Prices
$1700–1900/t

Illustrative Annual TiO_2 Concentrate Production
~80,000t

Illustrative C1 Cash Cost
$752–831/t

Total Development Cost[3]

Estimated Total Development Cost:
~$180–220M

- Milling & Gravity
- Crushing & Transport
- Ancillary Facilities, Mine Set-up
- Flotation

Cerro Blanco Titanium Project Expected to be Funded by 65–70% Debt

Demand from Offtakers Matching Annual Output[2]

Off-taker	Status	Capacity (t/year)	% of Total Production
Japanese Sponge Producer	MOU in Process	25,000	31.5%
Global Pigment Producer	MOU in Process	25,000	31.5%
Pigment User 1	Under Discussion	15,000	18.75%
Pigment User 2	Under Discussion	15,000	18.75%
Grand Total	--	**80,000**	**~100.0%**

Illustrative Stabilized Annual Unit Economics (US$/t)[4]



$1700 – $1900
($752 – $831)
Operating Margin: ~55%
$958 – $1,059
Revenue
Illustrative C1 Cash Cost
Operating Profit

1. Illustrative figures prepared by KMC management based on internal preliminary engineering and mining estimates.
2. Off-take arrangements shown are non-binding (MOUs and preliminary discussions); no binding contracts are in place.
3. Development cost estimates are internal to KMC and have not been independently verified.
4. Illustrative unit economics reflect KMC internal management assumptions at stabilized production levels and are not a forecast; actual results may differ materially. Illustrative revenue assumes that 100% of annual TiO_2 concentrate production is sold at an assumed price range of $1,700-$1,900/t. No binding offtake contracts are currently in place. Actual sales volumes and realized prices may differ materially.

Cerro Blanco Mineral Claims

Drill Targets Provide Optionality for Future Resource Expansion



CANTERA
HONORIOS CREEK
LAS CAROLINAS
ALGODON
HIPPO CREEK
CHASCONES
ELI



COPIAPO
PORT HUASCO
FREIRINA
VALENAR
CERRO BLANCO PROJECT
LA SERENA



Santiago
(Capital)

Advanced Drilled
Prospects which constitute the basis of the resource estimate by Resource Development & Associates.

Highly Prospective
Areas with limited drilling and good results. These four targets require follow up work which could add significant resources to our existing inventory.

Mineral Concessions
Comprising the Cerro Blanco property package.

Source: Internal Company Materials

Contents

01 Company Overview

02 Investing in Chile

03 Titanium Project

04 Water Desalination Project

05 Copper Project

06 Acquisition Strategy

07 Business Combination Overview

08 Appendix



Proposed Maritime Works
(Intake, pump and pipeline to water desalination plant) Atacama, Chile

Water Desalination Project Overview
EIS–Permitted Project

CERRO BLANCO
ADVANCED WATER DESALINATION PROJECT

440 l/s Water Desalination Project

Pipeline Permit Intact

- **BNP Paribas** is strategic advisor leading the M&A process
- **Approved EIS with easements and mining concessions**
- **Maritime Concessions declared admissible** (approval expected Q2 2026)
- **Identified demand of 4,000 l/s with no local water supply** (nearest existing water desalination plant is over 120 miles to the north leaving the Huasco area underserviced with ample potential offtakers in mining, industrial, community and agricultural sectors)
- **SWRO Structure:** Independent Water Desalination Engineering Firm ILF developed the plant CAPEX and modular SWRO structure which consists of prefabricated units manufactured and assembled in a factory and then transported to site



MODULAR SWRO
CERRO BLANCO WATER DESALINATION PERMITTED PLANT CONFIGURATION.
A
B
C
D
E
WASTEWATER TREATMENT PLANT (WWTP)
WASTE STORAGE AREA
ELECTRICAL ROOM
OFFICES AND WAREHOUSE
MODULAR SWRO
MODULAR SWRO
WATER TANKS
DESAL WATER PUMP STATION
BRINE AND SEAWATER PIPELINE
DESAL WATER PIPELINE
ELECTRIC POWER LINE
N

Source: Internal Company Materials

Water Desalination Project Overview
Readily-Available Infrastructure

Identified Water Desalination Plant Site

Plant Site Approved
EIS Approval Achieved (RCA N°90/2015)

Secure & Consistent Water Source

Direct control of a critical resource required for titanium mining
Reduced risk from fluctuations in water price, availability and legislative changes

Ongoing Discussions With Offtakers

Industrial, mining and agricultural investment-grade offtakers

Consistent Revenue Source

Supplementing revenue generated from mining operations

Long-term, profitable, reliable revenue from future offtaker agreements

Mining Demand In the Region

Region has high mining activity with excess demand for water

Agricultural activities in the region identified as additional offtakers for treated seawater

Environmentally & Socially Positive

Project does not rely on strained continental water sources

Mines have committed to reduce freshwater abstraction in water-scarce regions

Pipeline Permitting & Water Conveyance

Pipeline permitting in place and approved

Pipeline route placed strategically to potential key offtakers

Easements & Mining Concessions

Easements & mining concessions are intact and maintained

The majority of conveyance pipeline of water to offtakers covered in pipeline easement route

Source: Internal Company Materials

Supporting Chile's Water Demand
Opportunity to Penetrate LatAm's Most Dynamic Water Market

Non-continental water hub projects are among Chile's most valuable infrastructure assets, providing a sustainable water solution for Chile's mining, agriculture and residential sectors.

Key Mining's Desalination Project is well positioned to monopolize non-continental water supply for the entire Huasco Valley Freirina area (4,000 l/s approximate unmet demand has been identified from various offtakers, including CMP, Vicuña, Tintina Mines and Nueva Union)

Strategic Water Hub: De-Risking the Water-Stressed Huasco Valley Region
- Shared infrastructure reduces offtaker Capex 40-60%
- Converts capital to predictable OPEX under service contracts

Government & Industry Alignment
- Chilean government explicitly favors regional hubs and outsourced models
- Improves community relations & social license

Permitting & Sustainability
- Independent seawater source = easier permitting
- Aligns with ESG mandates driving 64% of investor approval

Partnership
- Contract a firm specializing in desalination to deliver the water solution
- Outsourced and shared infrastructure remains the favored approach in Chile's mining industry



Atacama (Region III)
Santiago (Capital)

Source: Internal Company Materials

State-of-the-Art Infrastructure
Highly Efficient Infrastructure and a Strategic Location

Description

Technology	
Treatment process	Sea Water Reverse Osmosis
Energy recovery system	ERS PX Technology or similar
Pre-treatment	Bio-Flocculators, Gravity Multi-Media Filtration Filters, Micronic Cartridge Filters, RO Feed Pumps
Production and Capacity	
Estimated Capex	US$210–269M
Initial Capacity (l/s)	440
Daily raw water intake (m^3/day)	85,000
Expected operation factor	90%
Performance and Efficiency	
Recovery rate (efficiency)	45%
Expected brine disposal (m^3/day)	45,000
Working pressure (psi)	1,200
Salinity – with mix (ppm)	36,000

Geographical Location




Santiago
(Capital)

Strategically located in the Huasco region, benefitting from **available interconnection and power supply** capacity to capture the nearby **desalinated water demand**

Source: Internal Company Materials

Construction Timeline
Nearing Ready-to-Build Status with Advanced Stage Permitting

Permits & Licenses

EIS	Plant Site and project's main works approved
Water pipeline permits	Allows for up to 74km of pipeline (Cerro Blanco is 34 km from the sea)
Maritime concession	Allows for water intake +30m below sea level (regulated by Ministry of Defense)
Power Tx	Power transmission lines included in the EIS permit; SEN connection still pending
Easements	Majority of easements secured; advanced negotiations underway for the remaining parcels shown on the map
Others / ESG	IFC Performance Standards / Equator Principles (EP) IV, Environmental and Social Action Plan (ESAP) in place

Project Highlights



N
W
E
S
Huasco
4
3
1
2
20km
from Cerro Blanco Project



1	**Maritime Concession**	Land available for preliminary works related to the Plant's infall & outfall systems
2	**Seawater Intake and outfall systems**	Pre-treatment plant, brine reservoir, pump station, intake & outfall pipeline, diffuser, etc.
	Water pipeline	Connecting the plant with the water intake system
	Water Desalination Plant	Section of Seawater and Brine pipeline easement under negotiation (not currently secured)
3	**Water Desalination Plant**	Reverse osmosis system, post-treatment facility, pumping station, road access, etc.
4	**Power transmission lines**	13.8 kV transmission line connected to Guacolda substation or other renewable energy alternatives available

Source: Internal Company Materials

Illustrative Project Economics
Water Desalination Project

Illustrative Project Summary & Key Assumptions[1]

Plant Capacity	Water Production	Assumed Plant Life
440–660l/s 38–57k m^3/day	12–19M m^3/year 32–52k m^3/day	30 years

Illustrative Capex	Illustrative Debt Ratio	Demand Factor
$210–269M	65–70%	90%

Development Cost[3]

Estimated Total Development Cost:
~$210-269M

- Development & Permitting
- Turbocharger and Multi-filtration
- EPC
- Pipeline

Water Desalination Plant Expected to be Funded by 65–70% Debt

Demand from Water Offtakers Exceeds Project Capacity[2]

Off-taker	Status	Capacity (m^3/day)	% of Total Capacity
KMC's Cerro Blanco Rutile Project	Under MOU	7,344 m^3/day	12.9%
Mining	Under NDA	47,952 m^3/day	84.1%
Water utilities	Under NDA	1,728 m^3/day	3.0%
Agriculture	Under NDA	3,024 m^3/day	5.3%
Grand Total	--	**60,048 m^3/day**	**105.3%**

Illustrative Stabilized Annual Unit Economics (US$/$m^3$)[4]



$4.8 – $5.3
(~$0.5)
(~$0.5)
(~$0.3)
EBITDA Margin: ~75%
$3.5 – $3.9
(~0.6)
Operating Margin: ~57%
$3.0 – $3.3
Revenue
Energy Costs
Fixed O&M
Variable O&M
EBITDA
D&A
Operating Profit

1. All figures are KMC internal management estimates; EIS authorizes 440 l/s base capacity; expansion to ~660 l/s is subject to additional Chilean environmental approval.
2. All offtake arrangements are non-binding with no executed supply agreements; offtake capacities shown are for illustrative purposes only to demonstrate potential demand coverage relative to plant capacity.
3. Total development cost estimates are preliminary, prepared internally by KMC management, and subject to change based on final engineering, permitting, market conditions, and other factors.
4. Illustrative unit economics reflect KMC internal management assumptions at stabilized production levels and are not a forecast; actual results may differ materially based on market conditions.

Contents

01 Company Overview

02 Investing in Chile

03 Titanium Project

04 Water Desalination Project

05 Copper Project

06 Acquisition Strategy

07 Business Combination Overview

08 Appendix



100% Owned Fire Copper Project, Arizona
Fire Copper Project in Yavapai County

Greenfield Fire Claims in Known Copper District

Strategic Location	Adjacent to Edge Copper's Zonia project (~160 miles from Phoenix, AZ)
Property Package	52 unpatented mining claims located in Yavapai County, Arizona
Target	Copper Oxide
Upside	100% owned (no work requirements with low annual BLM maintenance fee) acquired in December 2025
Timeline	Complete foundational geology; drilling; maiden resource

Adjacent to PEA-level "Zonia Project" Owned by Edge Copper

Neighbor Zonia's Deposit Characteristics

- Northeast-trending, structurally controlled copper-oxide mineralization
- Regional geochemical halos extend toward Key Mining's Fire Claims area
- Large, largely untested porphyry-style copper target identified northeast of main deposit

Strategic Opportunity for KMC

- Potential to identify additional oxide/porphyry copper mineralization

Fire Claims' Geographical Location



UNAVAILABLE FOR STAKING
KEY MINING FIRE CLAIMS
EDGE COPPER CORPERATION ZONIA PROJECT
16600
N/A

Source: Internal Company Materials

Contents

01 Company Overview

02 Investing in Chile

03 Titanium Project

04 Water Desalination Project

05 Copper Project

06 Acquisition Strategy

07 Business Combination Overview

08 Appendix



Past Mining Experience & Future Project Pipeline

Management has Global Mining Experience Spanning 4 Continents



Spain
Turkey
Morocco

Previous Mining Experience & Potential Acquisition Pipeline

Future Acquisition Pipeline
- Precious Metals
- Critical Metals
- Uranium

Source: Internal Company Materials

Potential Critical Minerals Assets Acquisition Strategy
Exploration Assets with US Policy Support

1) REE Opportunity

- 4 square miles of stated claims targeting bulk-tonnage disseminated REE mineralization in syenite intrusives
- Frontier-stage asset with upside for a REE operation in tier-1 mining jurisdiction


1
3
2

2) REE Opportunity

- Rare earth mineralization in Proterozoic rocks with carbonatite veins
- USGS historical sampling returned high Yttrium values
- Carbonatite-hosted REE systems globally recognized for high grades and large tonnage potential

3) Lithium Opportunity

- Early-stage lithium brine opportunity in northeastern Utah
- Potential to acquire 3,372 acres of claims in a highly prospective salar basin with near-surface brines
- Recent surface work showing enriched soils and brines starting from 6–8 feet depth.
- NI 43-101 technical report, exclusive water rights, drill and road-use permits, and bonding with the State of Utah in place.

Note: These projects are not currently owned by the Company but are intended to illustrate the type of US critical mineral assets that our management team can potentially secure through their established technical and industry relationships.

Contents

01 Company Overview

02 Investing in Chile

03 Titanium Project

04 Water Desalination Project

05 Copper Project

06 Acquisition Strategy

07 Business Combination Overview

08 Appendix



Port of Huasco, Atacama, Chile

Asset Benchmarking

Overview of Comparable Assets

(Sorted by market cap)

Company	Market cap (US$) (as of 7th April 2026)	Asset type	Stage	Main project location
Key Mining Corp.	**-**	**Titanium, Copper**	**Exploration**	**Chile, United States**
USA Rare Earth	$3.3B	REEs	Development	United States
Iluka Resources	$2.0B	Mineral sands, REEs	Production	Australia
The Metals Company	$2.0B	Polymetallic Nodules	Production	International waters
Critical Metals Corp	$1.0B	Lithium, REEs	Exploration	Austria, Greenland
IperionX	$889M	Titanium, REEs	Production	United States
NioCorp	$717M	Niobium, Scandium	Development	United States
Tactical Resources	$612M (Announced)[1]	REEs	Exploration	United States

Source: Company Materials & Factset Market Data as of 7th April 2026

1) Pro-forma Equity Value of the proposed transaction

Valuation Benchmarking

Company	Key Mining Corp.	Tactical Resources	NioCrop	IperionX	Critical Metals Corp	The Metals Company	Iluka Resources	USA Rare Earth
Stage	Exploration	Exploration	Development	Production	Exploration	Production	Production	Development
Asset Type	Titanium, Copper	REEs	REEs	Titanium, REEs	Lithium, REEs	Polymetallic Nodules	REEs	REEs
Main Project Location	Chile, US	US	US	US	Austria, Greenland	International Waters	Australia	US
Public Listing	SPAC (Deal Announced)	SPAC (Deal Announced)	SPAC (Completed)	Reverse Merger (Completed)	SPAC (Completed)	SPAC (Completed)	IPO (Completed)	SPAC (Completed)



Pre-Money Equity Value
Current Market Cap.
Pubco Pro-forma Equity Value1
Valuation (US$M)
$318
$612
$717
$598
$889
$1,025
$750
$2,900
$1,988
$2,009
$3,330
$870

Source: Company Materials & Factset Market Data as of 7th April 2026

1) See assumptions in Slide 39

Transaction Overview

Sources (US$M)

KMC Shares (Rollover Equity)[1]	$230	*92%*
Estimated Gross Cash Proceeds from Anticipated PIPE Offering and Remaining CDAQ Trust Account Proceeds After Redemptions[2]	20	*8%*
Total Sources	**$250**	***100%***

Pro Forma Valuation (US$M)

Share Price ($ per share)	$10.00
Shares Outstanding (mm)[1]	31.8
Equity Value ($mm)	$318
Less: Net Cash to Balance Sheet	(15)
Plus: Rollover of Existing Net Debt	–
Enterprise Value (at close)	**$303**

Uses (US$M)

Equity Consideration to KMC[1]	$230	*92%*
Cash to Balance Sheet (Primary Growth Capital)	15	*6%*
Estimated Transaction Fees & Expenses	5	*2%*
Total Uses	**$250**	***100%***

Pro Forma Ownership Structure[3-5]



13%
15%
7%
72%
Key Mining Shareholders
CDAQ Public Shareholders
Current CDAQ Sponsor
Previous CDAQ Sponsor

1) Pro Forma Existing Shareholders share count calculated based on KMC rollover equity of $230 million and a price per share of $10.00. Assumes that no in-the-money KMC options or warrants are rolled over to the combined public company.
2) Target proceeds assume that there are no redemptions and that the PIPE Offering is for common stock at $10.00 per share.
3) CDAQ Public Shareholders share count includes founder shares to be transferred to CDAQ investors upon the closing of the Business Combination in connection with prior SPAC extension and other investor arrangement and assumes no redemptions from CDAQ's trust account.
4) Current CDAQ Sponsor share count includes estimated shares to be issued in connection with the conversion of the Current Sponsor Promissory Note.
5) Ownership and share count excludes 11.91 million of outstanding public and private placement warrants (strike price of $11.50 or ~15% out-of-the-money) and does not include awards under the new equity incentive plan to be adopted by the combined company.

Near Term Use of Proceeds

Use of Proceeds	Amount	Purpose
Cerro Blanco Titanium Project		
Bankable Feasibility Study	$5.0M	Advances the economic viability to secure financing from bank financing
5,000-Meter Drilling Campaign	$2.0M	Resource expansion
Royalty Purchase	$1.9M	Buy back existing royalty
Environmental Permits & Upkeep	$1.0M	Maintain permits in good standing
Subtotal – Titanium Project	**$9.9M**	
Water Desalination Project		
Water Desalination Permitting	$0.5-1.0M	Maritime concession & permitting
Subtotal – Water Desalination Project	**$0.5-1.0M**	
Other / Corporate		
Arizona Copper Project Exploration	$0.5-1.0M	Exploration & drilling
Corporate G&A	$3.0-3.5M	General & administrative
Subtotal - Other / Corporate	**$3.5-4.5M**	
Total	**$15.0M**	
Transaction Closing Fees	**$5.0M**	
Grand Total	**$20.0M**	

Note: Illustrative figures prepared by company management based on preliminary estimates.

Contents

01 Company Overview

02 Investing in Chile

03 Titanium Project

04 Water Desalination Project

05 Copper Project

06 Acquisition Strategy

07 Business Combination Overview

08 Appendix



Rail Access, Cerro Blanco Titanium Project Atacama, Chile

Mineral Resource Statement
Resources Inventory Broken Down By Prospect

Total Resources

Category	TiO_2 % cutoff	K mt	TiO_2 %	Contained TiO_2 (t)
Measured & Indicated	1.00%	106,841	1.78	1,898,200
Inferred	1.00%	67,614	1.38	932,300
Total		**174,455**		

Resources by Prospect

Prospect	Measured (Mt)	TiO_2 %	Indicated (Mt)	TiO_2 %	M&I (Mt)	TiO_2 %	Inferred (Mt)	TiO_2 %
High Grade Resource (above 1% TiO_2)								
Las Carolinas	47.0	1.90	40.5	1.88	**87.5**	1.89	**7.7**	1.97
La Cantera	-	-	-	-	**-**	-	**52.5**	1.31
Eli	9.3	1.26	10.1	1.24	**19.4**	1.25	**7.4**	1.26
Low Grade Resource (between 0.5 and 1.0% TiO_2)								
Las Carolinas	2.8	0.73	1.3	0.76	**4.1**	0.74	**0.1**	0.74
La Cantera	-	-	-	-	**-**	-	**0.9**	0.94
Eli	0.3	0.93	0.3	0.95	**0.6**	0.94	**0.1**	0.95
Total Resource	**56.3**	**1.80**	**50.5**	**1.75**	**106.8**	**1.78**	**67.6**	**1.38**

Note: The above table is an excerpt from the S-K 1300 Technical Report Summary Cerro Blanco Project Region III, Atacama, Chile Effective Date August 7, 2023, as revised, prepared by Resource Development Associates, Highlands Ranch, CO. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted to Mineral Reserves.

Comparable Rutile Assets
One of the World's Top 10 Rutile Deposits According to S&P Global

Top 10 Global Rutile Deposits (In Ascending Order)

PROPERTY NAME Location, Owner	DEVELOPMENT STAGE	CONTAINED RUTILE (Thousands of Metric Tons)
CERRO BLANCO Chile, Key Mining Corp.	Pre- Feasibility	2,873
PERTH BASIN Australia, Iluka Resources Ltd.	Operating	3,112
MOMA Mozambique, Kenmore Resources	Operating	4,239
WIM 150 Australia, LB Group Co. Ltd.	Feasibility	7,095
SIERRA RUTILE Sierra Leone, Iluka Resources Ltd.	Operating	8,100
MURRAY BASIN Australia, Iluka Resources Ltd.	Operating	8,400
MURRAY BASIN EXPLORATION AREA Australia, Tronox Holdings PLC	Reserve Development	10,042
ENGEBO Norway, Nordic Mining ASA	Pre-production	12,700
CORRIDOR Mozambique, MRG Metals Ltd.	Reserve Development	15,754
KASIYA Malawi, Sovereign Metals Ltd.	Reserve Development	18,000

Source: S&P Global Market Intelligence Report as of 2022

Conceptual Roadmap of KMC

Transaction Close (Q2 2026)

	2026	2027	2028	2029
CERRO BLANCO TITANIUM PROJECT				
Drilling (3-4 mo)				
Bankable Feasibility Study (9-12 mo)				
Project Financing (4-5 mo)				
Construction (~18 mo)				
Production expected 32–33 months after transaction close				Production (14–15-year life)
WATER DESALINATION PROJECT				
Engineering Studies (10-12 mo)				
Municipal Permitting				
Project Financing (4-5 mo)				
Construction (18-24 mo)[1]				
Operations expected 32–33 months after transaction close				Operational (30-year life)

1. EPCM partner selection process underway. Any potential partner would assume all engineering, procurement, construction & management of the desalination project.

- Note: Illustrative timeline prepared by company management based on preliminary estimates and market data.

Risk Factors

Risks Related to KMC's Business

- KMC is an exploration stage mining company that also is developing a desalination plant and has limited operating history. KMC currently does not operate any mines, and there is no assurance that KMC will ever produce minerals from the Titanium Project or any of KMC's other properties or fully develop and commercialize the desalination plant.
- The Titanium Project is in the exploration stage.
- KMC's exploration plans rely on historical information regarding its mineral projects, and any inaccuracies in such information could hinder those plans.
- Suitable infrastructure may not be available or damage to existing infrastructure may occur.
- A shortage of equipment and supplies and/or the time it takes such items to arrive at the Cerro Blanco Project could adversely affect KMC's ability to operate its business.
- KMC relies on information technology systems which are subject to disruption, damage, failure and other risks.
- KMC's success depends on developing and maintaining relationships with the local communities where it operates.
- If KMC fails to attract and retain senior management, KMC's business may be materially and adversely affected.
- Certain of KMC's officers and directors do not devote full time to the affairs of KMC and could allocate their time and attention to other business ventures which may not benefit KMC.

Risks Related to KMC's Financial Position and Capital Needs

- KMC's independent registered public accounting firm has expressed substantial doubt about KMC's ability to continue as a going concern, which may hinder KMC's ability to obtain future financing.
- KMC will require substantial additional capital to explore and/or develop the Cerro Blanco Project and KMC may be unable to raise additional capital on favorable terms or at all.
- KMC has a limited operating history on which to evaluate its business and performance, and accordingly, KMC's prospects must be considered in light of the risks that any new company encounters.
- KMC has incurred operating losses since inception on February 18, 2020, expects to incur significant operating losses for the foreseeable future and may never achieve or sustain profitability.
- KMC has identified material weaknesses in its internal control over financial reporting, and KMC cannot provide assurances that these material weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.
- KMC may experience increased costs at the Cerro Blanco Project which could have a material adverse effect on its business, financial condition, results of operation and prospects.

Risks Related to the Mining Industry

- The mining industry is highly competitive.
- KMC faces significant risks and hazards inherent to the mining industry.
- There may be defects in KMC's rights under the mining claims that comprise the Titanium Project in Chile, and such defects could impair KMC's ability to explore for mineralized material and to otherwise develop such property.

Risks Related to the Water Desalination

- The water desalination industry is highly competitive.
- KMC faces significant risks and hazards inherent to the development and operation of a water desalination project.
- The Water Desalination Project's success depends on entering into and maintaining long-term water purchase agreements with mining, utility and agricultural off-takers, which may not materialize as expected.
- The Water Desalination Project's off-take portfolio is expected to be concentrated in a limited number of mining customers whose operations and water needs may be affected by commodity price volatility, regulatory changes and other factors.
- Potential demand and offtake for the Water Desalination Project may be insufficient to support its economic viability or profitability.
- KMC may be unable to obtain approvals to increase the permitted capacity of the Water Desalination Project as contemplated, which would limit potential returns and could adversely affect KMC's business.
- Competition from other desalination projects in the Atacama Region could reduce demand for the Water Desalination Project and exert downward pressure on prices.
- Although the Water Desalination Project has obtained an Environmental Impact Statement approval and most of the permits required to begin construction, certain key permits and land rights, including final maritime concessions and remaining easements, remain outstanding or subject to renewal and challenge.
- The Water Desalination Project remains in a development stage and may not be completed, commissioned or operated as currently planned, on time or within budget.

Risk Factors (cont'd)

Risks Related to KMC's Operations in the Republic of Chile

- The Cerro Blanco Project is located in Chile which makes KMC vulnerable to risks associated with operating in one major geographic area.
- Changes in laws or regulations regarding mining concessions in Chile could increase KMC's expenses.
- Possible changes to the Chilean Constitution and other Chilean laws could affect a range of mining and water rights, and such changes could adversely impact KMC's business, financial condition and results of operations.
- Changes in Chilean regulatory, environmental or water policies could adversely affect the Water Desalination Project.
- The Water Desalination Project may face environmental, marine and social opposition, including with respect to seawater intake, brine discharge, land access and perceived impacts on local communities.
- Chile's ratification of an international convention on rights of its indigenous and tribal peoples could impact KMC's exploration and development activities.
- KMC is and might be subject to new and upcoming labor laws and regulations in Chile and may be exposed to liabilities and potential costs for non-compliance.

Risks Related to Being a Public Company

- The market price of the securities of Pubco after the Business Combination may be volatile and decline materially. You should be aware that you may lose some or all of your investment.
- If securities or industry analysts do not publish research or reports about Pubco's business or the Business Combination or publish negative reports, the market price of Pubco securities could decline.
- Pubco's ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. Pubco's failure to raise capital when needed could harm its business, operating results and financial condition.
- The issuance of additional shares or convertible securities by Pubco could make it difficult for another company to acquire Pubco, may dilute the ownership of Pubco stockholders and could adversely affect the price of Pubco securities.
- Future resales of Pubco securities after the consummation of the Business Combination may cause the market price of Pubco's securities to drop significantly, even if Pubco's business is doing well.
- Pubco will incur higher costs post-Business Combination as a result of being a public company, including additional legal, accounting, insurance and other expenses, as well as costs associated with public company reporting requirements.
- Pubco's management team is expected to have limited experience managing and operating a U.S. public company.
- If Pubco is unable to maintain an effective system of internal controls and compliances, its business and reputation could be adversely affected.
- Pubco's failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it following consummation of the Business Combination could have a material adverse effect on its business, financial condition, results of operations, cash flow and prospects.
- Pubco will be an "emerging growth company." The reduced public company reporting requirements applicable to emerging growth companies may make Pubco securities less attractive to investors.

Risks Related to the Business Combination

- The market price of Pubco securities after the Business Combination will be affected by factors different from those currently affecting the prices of Class A ordinary shares of CDAQ ("CDAQ Class A Ordinary Shares").
- The consummation of the Business Combination is subject to a number of conditions set forth in an agreement and plan of merger among the Parties (the "Merger Agreement"), and if those conditions are not satisfied or waived, including the listing of Pubco's common stock on a national securities exchange, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
- The Merger Agreement contains provisions that limit CDAQ from seeking an alternative business combination.
- CDAQ's public shareholders that do not redeem may experience immediate and material dilution upon closing of the Business Combination as a result of the Class B ordinary shares of CDAQ (the "CDAQ Class B Ordinary Shares") held by the prior and current sponsors of CDAQ (collectively, the "Sponsor"), since the value of the CDAQ Class B Ordinary Shares is likely to be substantially higher than the nominal price paid for them, even if the trading price of Pubco securities at such time is substantially less than $10.00 per share.
- CDAQ, KMC, or Pubco may not be able to raise the anticipated transaction financing that they are seeking in connection with the Business Combination, or the terms of such financing may be on less desirable terms and conditions than currently anticipated.

Risk Factors (cont'd)

- Since the Sponsor and CDAQ's directors and officers have interests that are different from, or in addition to (and which may conflict with), the interests of CDAQ's public shareholders, a conflict of interest may exist in determining whether the Business Combination with Pubco is appropriate as CDAQ's initial business combination. Such interests include that the Sponsor will lose its entire investment in CDAQ if the Business Combination or any other business combination is not completed, and that the Sponsor will be liable to CDAQ in certain circumstances if and to the extent any claims by a third party for services rendered or products sold to CDAQ (except for its independent auditors and underwriters of CDAQ's initial public offering), or a prospective target business with which CDAQ has entered into a written letter of intent, confidentiality or similar agreement or merger agreement, reduce the redemption amount to below certain agreed upon thresholds.
- CDAQ's directors and officers will have discretion on whether to agree to changes or waivers in the terms of the Business Combination and their interests in exercising that discretion may conflict with those of CDAQ's shareholders.
- Members of CDAQ's management team and the CDAQ Board have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons, as well as CDAQ's affiliates, have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert CDAQ management's attention, and may have an adverse effect on CDAQ, which may impede CDAQ's ability to consummate the Business Combination.
- Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect CDAQ's business, including CDAQ's ability to negotiate and complete the Business Combination.
- If the Business Combination is not approved and CDAQ does not consummate another initial business combination by its deadline, then the Sponsor's ordinary shares of CDAQ will become worthless and the expenses it has incurred will not be reimbursed. These interests may have influenced its decision to approve the Business Combination.
- A substantial majority of CDAQ's public shareholders have previously redeemed their CDAQ Class A Ordinary Shares, which reduced proceeds available to fund Pubco's operations following the Business Combination.
- CDAQ was delisted from Nasdaq and currently trades on the OTC, which may make it more complex or difficult for Pubco common stock to become listed on a national securities exchange in the Business Combination
- The ability of public shareholders of CDAQ to exercise redemption rights with respect to a large number of CDAQ's public shares may reduce the public "float" of CDAQ Class A Ordinary Shares, reduce the liquidity of the trading market for the CDAQ Class A Ordinary Shares, or make it difficult to obtain or maintain the quotation, listing or trading of shares of Pubco securities on a national securities exchange and consequently may not allow the parties to complete the Business Combination, or optimize Pubco's capital structure following the Business Combination.
- If CDAQ seeks shareholder approval of the Business Combination, the Sponsor and CDAQ's directors, officers and their respective affiliates may elect to purchase CDAQ Class A Ordinary Shares from public shareholders, subject to any limitations under Rule 14e-5 under the Securities Exchange Act of 1934, which may influence a vote on the Business Combination and reduce the public "float" of CDAQ Class A Ordinary Shares.

Risks Related to Ownership of Pubco Common Stock Following the Business Combination

- Securities of companies formed through mergers with special purpose acquisition companies such as Pubco may experience a material decline in price relative to the share price of the special purpose acquisition companies prior to the merger.
- Volatility in Pubco's share price could subject Pubco to securities class action litigation.
- The number of issued Pubco securities and additional issues of Pubco securities may fluctuate substantially, which could lead to adverse tax consequences for the holders thereof.
- Currently, there is no public market for Pubco securities. Investors cannot be sure about whether Pubco securities will develop an active trading market, their market price or whether Pubco will successfully obtain authorization for listing on a national securities exchange.
- Since the completion of the initial public offering of CDAQ, there has been a precipitous drop in the market values of companies formed through mergers involving special purpose acquisition companies. Accordingly, securities of companies such as Pubco may be more volatile than other securities and may involve special risks.
- Pubco may or may not pay cash dividends in the foreseeable future.
- Sales of a substantial number of Pubco securities in the public market following the Business Combination could adversely affect the market price of Pubco securities.

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